As filed with the Securities and Exchange Commission on October 16, 2002
                              Registration No. 333-

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                          CHURCHILL DOWNS INCORPORATED
             (Exact name of Registrant as specified in its charter)
                               -------------------

            Kentucky                                   61-0156015
   --------------------------                -------------------------------
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                               700 Central Avenue
                           Louisville, Kentucky 40208
   (Address, including zip code, of Registrant's principal executive offices)
                               -------------------
                   CHURCHILL DOWNS INCORPORATED FOURTH AMENDED
                       AND RESTATED 1997 STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------

                                Thomas H. Meeker
                                    President
                          Churchill Downs Incorporated
                               700 Central Avenue
                           Louisville, Kentucky 40208
                                 (502) 636-4400
(Name, address, and telephone number, including area code, of agent for service)
                               -------------------
                                    Copy to:
                              ROBERT A. HEATH, ESQ.
                           Wyatt, Tarrant & Combs, LLP
                            500 West Jefferson Street
                                   Suite 2800
                           Louisville, Kentucky 40202
                                 (502) 589-5235

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

                                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                       Proposed Maximum          Proposed Maximum             Amount of
Title of Securities              Amount to be           Offering Price          Aggregate Offering           Registration
to be Registered                 Registered              Per Share(1)                Price(1)                  Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                    600,000 shares(2)         $38.65                 $23,190,000                 $2,133.48
no par value and
associated Preferred
Share Purchase Rights (3)
====================================================================================================================================
(1)    Estimated solely for the purpose of computing  the  registration fee  pursuant to Rule 457. The maximum offering  price per share is based on the  average of the bid and ask price of the Common  Stock as reported by the Nasdaq  National Market on
       October 15, 2002,  pursuant to Rule  457(h)(1).
(2)    The Registrant also registers hereby such indeterminate number of additional shares as may be required to cover antidilutive adjustments under the Churchill Downs Incorporated Fourth Amended and Restated 1997 Stock Option Plan.
(3)    The Preferred Share Purchase Rights, prior to the occurrence of certain events, are not evidenced separately from the
       Common Stock.
====================================================================================================================================

                                                                                                            Exhibit Index on Page 6.

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



                                EXPLANATORY NOTE

Churchill Downs Incorporated (the "Company") filed a registration statement on Form S-8 on August 21, 1998 (Reg. No. 333-62013) and a registration statement on Form S-8 on August 10, 2000 (Reg. No. 333-43486) (the "Previous Registration Statements"), relating to the registration of shares of common stock, no par value ("Common Stock"), of the Company in connection with the Churchill Downs Incorporated 1997 Stock Option Plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 600,000 shares of the Company's Common Stock which may be acquired pursuant to the Churchill Downs Incorporated Fourth Amended and Restated 1997 Stock Option Plan.

The contents of the Previous Registration Statements are hereby incorporated by reference pursuant to General Instruction E of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

                  The Exhibits listed on the Exhibit Index appearing on page 6 of this Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 16th day of October, 2002.

                                       CHURCHILL DOWNS INCORPORATED

                                       By: /S/ THOMAS H. MEEKER
                                           Thomas H. Meeker
                                           President and Chief Executive Officer


                               POWERS OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Meeker and Rebecca C. Reed, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 16th day of October, 2002 in the capacities indicated.

                  Signatures                                  Title



                  /S/ THOMAS H. MEEKER         President, Chief Executive
                  Thomas H. Meeker             Officer (Principal Executive
                                               Officer) and Director



                  /S/ ROBERT L. DECKER         Executive Vice President and
                  Robert L. Decker             Chief Financial Officer
                                               (Principal Financial Officer)

                  /S/ MICHAEL E. MILLER        Senior Vice President, Finance
                  Michael E. Miller            (Principal Accounting Officer)




                  /S/ CHARLES W. BIDWILL, JR.  Director
                  Charles W. Bidwill, Jr.




                  /S/ LEONARD S. COLEMAN, JR.  Director
                  Leonard S. Coleman, Jr.




                  /S/ CRAIG J. DUCHOSSOIS      Director
                  Craig J. Duchossois




                  /S/ RICHARD L. DUCHOSSOIS    Director
                  Richard L. Duchossois




                  /S/ ROBERT L. FEALY          Director
                  Robert L. Fealy




                  /S/ J. DAVID GRISSOM         Director
                  J. David Grissom




                  _______________________      Director
                  Seth W. Hancock




                  /S/ DANIEL P. HARRINGTON     Director
                  Daniel P. Harrington




                  /S/ G. WATTS HUMPHREY, JR.   Director
                  G. Watts Humphrey, Jr.




                  /S/ FRANK B. HOWER, JR.      Director
                  Frank B. Hower, Jr.




                  _______________________      Director
                  Brad M. Kelley

                  /S/ CARL F. POLLARD          Director
                  Carl F. Pollard




                  _______________________      Director
                  Dennis D. Swanson




                  /S/ DARRELL R. WELLS         Director
                  Darrell R. Wells

                                INDEX TO EXHIBITS


EXHIBIT NUMBER            DESCRIPTION OF EXHIBIT                          PAGE
4(a) Amended and Restated Articles of Incorporation of the Company are incorporated by reference to Exhibit 3(a) to the Company's
         Report on Form 10-K for the fiscal year ended December 31, 1999.

4(b) Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3(a) of the Company's Report on Form 10-Q for the fiscal quarter ended June 30, 2002.

4(c)     Specimen  Stock  Certificate is  incorporated  by reference to
         Exhibit 4(d) to the Company's Registration Statement on Form S-8, File No. 33-85012.

4(d) Rights Agreement dated as of March 19, 1998, between the Company and Bank of Louisville is incorporated by reference to
         Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 20, 1998, to Exhibit 4.1 to the Company's Registration Statement on Form 8-A/A filed on June 30, 2000, and to Exhibit 4.1 to the Company's Registration Statement on Form 8-A/A filed on September 14, 2000.

5        Opinion and Consent of Wyatt, Tarrant & Combs, LLP as to the
         legality of the shares being registered.                            7

23(a)    Consent of Wyatt, Tarrant & Combs, LLP (contained in Exhibit 5).

23(b)    Consent of PricewaterhouseCoopers LLP.                              9

24       Power of Attorney (precedes signatures).

99       Churchill Downs Incorporated Fourth Amended and Restated
         1997 Stock Option Plan.                                            10